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                                                                    Exhibit 23.8

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 1 to the Prospectus constituting part of the Registration Statement on Form S-4 of Wyndham International, Inc. of our reports (i) dated February 27, 1998 relating to the financial statements of CHC International Inc. Hospitality Division as of November 30, 1996 and 1997 and for each of the years ended November 30, 1995, 1996 and 1997 included in the Joint Current Report on Form 8-K of Patriot American Hospitality, Inc. and Wyndham International, Inc. dated April 20, 1998; and (ii) dated February 13, 1997, except as to Note 4, which is as of March 18, 1997, relating to the financial statements of CHC Lease Partners as of and for the year ended December 31, 1996 and as of December 31, 1995 and for the period of inception (October 2, 1995) through December 31, 1995 which appears in the Joint Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company dated July 1, 1997.

                                          /s/ PricewaterhouseCoopers LLP

Miami, Florida
May 26, 1999